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                                                                    EXHIBIT 23.2



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our reports dated March 27, 2003 accompanying the consolidated financial statements of JMAR Technologies, Inc. appearing in the 2002 Form 10-K for the year ended December 31, 2002, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports and to the use of our name as it appears under the caption "Experts."


                                                    /s/ GRANT THORNTON LLP


Irvine, California
May 19, 2003